UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

DGB Investment, Inc.

Douglas Bergeron Qualified Personal Residence Trust

Bergeron Nieces and Nephews Trust

DOUGLAS G. BERGERON

Anna Brockway

Kristine E. Miller

Stephen Oblak

Stefanie Tsen Ward

Jennifer m. harrison

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DGB Investment, Inc. (“DGB Investment”), Douglas G. Bergeron and the other participants named herein (collectively, “DGB”) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Ethan Allen Interiors Inc., a Delaware corporation.

Item 1: On October 12, 2026, DGB issued an investor presentation titled “Ethan Allen: Building For The Next Century,” a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 2: On October 13, 2026, DGB issued the following press release:

DOUG BERGERON RELEASES INVESTOR PRESENTATION HIGHLIGHTING URGENT NEED FOR CHANGE AND CLEAR PLAN TO REVITALIZE GROWTH AT ETHAN ALLEN

Details Two Decades of Contraction Under a Board and Management Team That Repeatedly Protected and Extended the Status Quo and Who Lack the Capabilities and Skills Required by a Modern Home Furnishings Retailer

Introduces a Focused Plan to Responsibly Transition Leadership and Restore Growth, Beginning with a Clear First 100 Days Led by a Highly Engaged and Qualified Board That is Committed to Supporting Ethan Allen’s Employee Base

Extends Invitation to Chairman and CEO Farooq Kathwari to Serve as Chairman Emeritus and Special Advisor During Transition Period

Urges Shareholders to Vote the WHITE Universal Proxy Card “FOR” ALL Five of Mr. Bergeron’s Highly Qualified Director Nominees

View the Presentation and Related Materials at www.EthanAllenGrowth.com/Materials

PARK CITY, UTAH, October 13, 2026--(BUSINESS WIRE)--Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of approximately 5.2% of Ethan Allen’s outstanding common stock, today released a comprehensive presentation detailing why the Company’s Board of Directors (the “Board”) must be reconstituted following two decades of contraction and governance failures, and how, if elected, his five highly qualified director nominees would responsibly transition leadership and execute a focused plan to restore growth, accountability, and shareholder value at the Company.

Mr. Bergeron encourages all shareholders to review the presentation, which is available here, so they can make an informed decision regarding the future of their investment at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

Highlights of the presentation include:

•	The Assets of a Winner, the Record of a Company in Retreat. Ethan Allen is an iconic American brand with more than 90 years of heritage, ~61% gross margins, owned North American manufacturing and customization, a national showroom and design network, and substantial financial flexibility. Yet despite continued promises of growth by the Board and management, since fiscal year 2006, the Company is down materially across nearly every discernible metric – revenue, earnings, enterprise value, market capitalization, and workforce – while peers invested in brand, digital, and stores and compounded into much larger platforms.

•	A Board That Protected the Status Quo. After 38 years under the same Chairman and CEO Farooq Kathwari, Mr. Bergeron believes the Board chose acquiescence over accountability, repeatedly extending Mr. Kathwari’s tenure and lowering performance hurdles. Since the 2015 proxy contest alone, the Board has delivered more than $55 million of compensation and special-dividend value to Mr. Kathwari, his family and related entities[1], while shareholders and employees were left with a shrinking company.

•	The Directors Who Presided Over the Decline Should Not Select the Next CEO. A formal CEO search and transition timetable became public on September 21, 2026, only after Mr. Bergeron and his director candidates launched their own independent CEO search on September 10, 2026. The same directors who failed to plan for succession, repeatedly extended Mr. Kathwari’s tenure, and failed to impose sufficient accountability as the business contracted should not be entrusted to choose Mr. Kathwari’s successor.

•	Five Nominees, One Complementary Board. Doug Bergeron, Anna Brockway, Kristine Miller, Steve Oblak, and Stefanie Tsen Ward bring complementary experience across home furnishings, modern retail, brand, digital, merchandising, manufacturing, growth, capital allocation, transformation, and governance. These are the capabilities and skills required by Ethan Allen today – and precisely the capabilities and skills lacked by the incumbent Board.

•	A Focused Plan and a Clear First 100 Days. Mr. Bergeron and his director nominees have developed a focused and actionable plan to responsibly transition leadership and position Ethan Allen for the future. The plan will seek to:
o	Rejuvenate the Ethan Allen brand and ignite customer growth;
o	Transform product and merchandising;
o	Revitalize digital and retail experiences; and
o	Improve operations and technology.

The plan is supported by three key enablers: talent, capital allocation, and governance. If elected, Mr. Bergeron and his nominees will:

o	Invest in Ethan Allen’s people while strengthening leadership and critical capabilities;
o	Protect the regular dividend while funding growth that earns attractive returns; and
o	Set direction and provide engaged oversight, working closely with management on strategic decisions while instilling accountability for results.

1 Based on compensation and dividend figures reported in the Company’s SEC filings and share price data from Bloomberg.

Underpinning the plan is a clear first 100 days, beginning with the appointment of an experienced interim CEO and a strategic reset led by the highly engaged Board. Over that period, the Board will validate the key assumptions and economics underlying the Company’s strategic direction, prioritize the capabilities required for execution, and finalize detailed operating and investment initiatives, culminating in the establishment of a new direction, funded priorities, and accountable owners. Protecting Ethan Allen’s core strengths and acting with discipline will be central to Mr. Bergeron and his nominees’ stewardship.

•	Ethan Allen Employees Are Calling for Change – And We Hear Them. Since launching the campaign, Mr. Bergeron and his nominees have received numerous unsolicited messages from Ethan Allen employees expressing support for change and frustration with the Company’s leadership, culture, and direction. Mr. Bergeron and his nominees believe Ethan Allen’s employees are one of its most important assets and, if elected, intend to listen broadly across the organization, retain and support high-performing employees and institutional knowledge, and build a culture where people are empowered to speak openly, contribute ideas, and help Ethan Allen succeed.

The presentation also notes that, should Mr. Bergeron and his director nominees be elected at the Annual Meeting, they would extend an invitation to Mr. Kathwari to serve as Chairman Emeritus and special advisor to the Board during the planned leadership transition, subject to his acceptance. This non-voting, consultative role recognizes Mr. Kathwari’s past contributions to the Company while preserving the independence and fresh start Ethan Allen and its Board need to reverse the Company’s downward spiral and chart a new path forward.

Additional materials related to Mr. Bergeron’s campaign, including video interviews with his five director candidates, may be found at www.EthanAllenGrowth.com. Shareholders are encouraged to follow the campaign’s LinkedIn and X pages to stay informed in real time.

PROTECT YOUR INVESTMENT. RENEW AN AMERICAN ICON. VOTE THE WHITE UNIVERSAL PROXY CARD TODAY

Shareholders with questions on how to vote their shares may visit www.EthanAllenGrowth.com/How-To-Vote.

ADDITIONAL INFORMATION

DGB Investment, Inc. and Douglas G. Bergeron, together with the other participants in their solicitation (collectively, “DGB”), have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in DGB’s proxy solicitation. These materials and other materials filed by DGB with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by DGB with the SEC are also available, without charge, by directing a request to DGB’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

Contacts

Media Contact:

DGB@gasthalter.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 3: Also on October 13, 2026, DGB posted the following materials on LinkedIn and X.com:

Ethan Allen Growth @EthanAllenGrow · 1m

Today, Doug Bergeron released a comprehensive investor presentation detailing the urgent need for change at $ETD and a clear plan to revitalize growth.

Two decades of contraction. A Board that repeatedly protected the status quo. A better path forward.

cdn.prod.website-files.com/6a5f6eeefeff83...

1 · 3

Ethan Allen Growth
@EthanAllenGrow

If elected, the first 100 days begins with the appointment of an experienced interim CEO and a Board-led strategic reset. The plan protects regular dividends while funding growth, and invites Farooq Kathwari to serve as Chairman Emeritus and special advisor during the transition.

8:51 AM · Oct 13, 2026 · **2** Views

1

Post your reply

Reply

Ethan Allen Growth @EthanAllenGrow · 1m

The directors who presided over the decline should not be entrusted to select Ethan Allen's next CEO.

#EthanAllenGrowth

2

Item 4: Also on October 13, 2026, DGB sent an email to subscribers of www.EthanAllenGrowth.com, which is included below:

Doug Bergeron Releases Investor Presentation Highlighting Urgent Need for Change and Clear Plan to Revitalize Growth at Ethan Allen

Details Two Decades of Contraction Under a Board and Management Team That Repeatedly Protected and Extended the Status Quo and Who Lack the Capabilities and Skills Required by a Modern Home Furnishings Retailer

Introduces a Focused Plan to Responsibly Transition Leadership and Restore Growth, Beginning with a Clear First 100 Days Led by a Highly Engaged and Qualified Board That is Committed to Supporting Ethan Allen’s Employee Base

Extends Invitation to Chairman and CEO Farooq Kathwari to Serve as Chairman Emeritus and Special Advisor During Transition Period

Urges Shareholders to Vote the WHITE Universal Proxy Card “FOR” ALL Five of Mr. Bergeron’s Highly Qualified Director Nominees

View the Presentation and Related Materials at www.EthanAllenGrowth.com/Materials

PARK CITY, Utah--(BUSINESS WIRE)--Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of approximately 5.2% of Ethan Allen’s outstanding common stock, today released a comprehensive presentation detailing why the Company’s Board of Directors (the “Board”) must be reconstituted following two decades of contraction and governance failures, and how, if elected, his five highly qualified director nominees would responsibly transition leadership and execute a focused plan to restore growth, accountability, and shareholder value at the Company.

Mr. Bergeron encourages all shareholders to review the presentation, which is available here, so they can make an informed decision regarding the future of their investment at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

Highlights of the presentation include:

•	The Assets of a Winner, the Record of a Company in Retreat. Ethan Allen is an iconic American brand with more than 90 years of heritage, ~61% gross margins, owned North American manufacturing and customization, a national showroom and design network, and substantial financial flexibility. Yet despite continued promises of growth by the Board and management, since fiscal year 2006, the Company is down materially across nearly every discernible metric – revenue, earnings, enterprise value, market capitalization, and workforce – while peers invested in brand, digital, and stores and compounded into much larger platforms.

•	A Board That Protected the Status Quo. After 38 years under the same Chairman and CEO Farooq Kathwari, Mr. Bergeron believes the Board chose acquiescence over accountability, repeatedly extending Mr. Kathwari’s tenure and lowering performance hurdles. Since the 2015 proxy contest alone, the Board has delivered more than $55 million of compensation and special-dividend value to Mr. Kathwari, his family and related entities[1], while shareholders and employees were left with a shrinking company.

•	The Directors Who Presided Over the Decline Should Not Select the Next CEO. A formal CEO search and transition timetable became public on September 21, 2026, only after Mr. Bergeron and his director candidates launched their own independent CEO search on September 10, 2026. The same directors who failed to plan for succession, repeatedly extended Mr. Kathwari’s tenure, and failed to impose sufficient accountability as the business contracted should not be entrusted to choose Mr. Kathwari’s successor.

•	Five Nominees, One Complementary Board. Doug Bergeron, Anna Brockway, Kristine Miller, Steve Oblak, and Stefanie Tsen Ward bring complementary experience across home furnishings, modern retail, brand, digital, merchandising, manufacturing, growth, capital allocation, transformation, and governance. These are the capabilities and skills required by Ethan Allen today – and precisely the capabilities and skills lacked by the incumbent Board.

•	A Focused Plan and a Clear First 100 Days. Mr. Bergeron and his director nominees have developed a focused and actionable plan to responsibly transition leadership and position Ethan Allen for the future. The plan will seek to:
o	Rejuvenate the Ethan Allen brand and ignite customer growth;
o	Transform product and merchandising;
o	Revitalize digital and retail experiences; and
o	Improve operations and technology.

The plan is supported by three key enablers: talent, capital allocation, and governance. If elected, Mr. Bergeron and his nominees will:

o	Invest in Ethan Allen’s people while strengthening leadership and critical capabilities;
o	Protect the regular dividend while funding growth that earns attractive returns; and
o	Set direction and provide engaged oversight, working closely with management on strategic decisions while instilling accountability for results.

Underpinning the plan is a clear first 100 days, beginning with the appointment of an experienced interim CEO and a strategic reset led by the highly engaged Board. Over that period, the Board will validate the key assumptions and economics underlying the Company’s strategic direction, prioritize the capabilities required for execution, and finalize detailed operating and investment initiatives, culminating in the establishment of a new direction, funded priorities, and accountable owners. Protecting Ethan Allen’s core strengths and acting with discipline will be central to Mr. Bergeron and his nominees’ stewardship.

•	Ethan Allen Employees Are Calling for Change – And We Hear Them. Since launching the campaign, Mr. Bergeron and his nominees have received numerous unsolicited messages from Ethan Allen employees expressing support for change and frustration with the Company’s leadership, culture, and direction. Mr. Bergeron and his nominees believe Ethan Allen’s employees are one of its most important assets and, if elected, intend to listen broadly across the organization, retain and support high-performing employees and institutional knowledge, and build a culture where people are empowered to speak openly, contribute ideas, and help Ethan Allen succeed.

The presentation also notes that, should Mr. Bergeron and his director nominees be elected at the Annual Meeting, they would extend an invitation to Mr. Kathwari to serve as Chairman Emeritus and special advisor to the Board during the planned leadership transition, subject to his acceptance. This non-voting, consultative role recognizes Mr. Kathwari’s past contributions to the Company while preserving the independence and fresh start Ethan Allen and its Board need to reverse the Company’s downward spiral and chart a new path forward.

Additional materials related to Mr. Bergeron’s campaign, including video interviews with his five director candidates, may be found at www.EthanAllenGrowth.com. Shareholders are encouraged to follow the campaign’s LinkedIn and X pages to stay informed in real time.

PROTECT YOUR INVESTMENT. RENEW AN AMERICAN ICON. VOTE THE WHITE UNIVERSAL PROXY CARD TODAY

Shareholders with questions on how to vote their shares may visit www.EthanAllenGrowth.com/How-To-Vote.

ADDITIONAL INFORMATION

DGB Investment, Inc. and Douglas G. Bergeron, together with the other participants in their solicitation (collectively, “DGB”), have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in DGB’s proxy solicitation. These materials and other materials filed by DGB with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by DGB with the SEC are also available, without charge, by directing a request to DGB’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

[1] Based on compensation and dividend figures reported in the Company’s SEC filings and share price data from Bloomberg.

Contacts

Media:
DGB@gasthalter.com

Investor:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 5: On the evening of October 9, 2026 and on October 12, 2026, DGB posted the following materials on LinkedIn, Instagram and X.com:

Item 6: Also on October 13, 2026, DGB posted the following material to www.EthanAllenGrowth.com:

Case for Change Nominees Materials Videos About How to Vote

Materials

Press Releases

Doug Bergeron Launches Video Series Featuring Five Director Nominees and Their Plan to Restore Growth at Ethan Allen
10.1.26 BUSINESS WIRE

Doug Bergeron Files Definitive Proxy Statement for Ethan Allen's 2026 Annual Meeting and Sends Letter to Shareholders
9.22.26 BUSINESS WIRE

Doug Bergeron Comments on Ethan Allen's Reactionary "Succession Plan"
9.21.26 BUSINESS WIRE

Doug Bergeron Launches Search for New CEO of Ethan Allen
9.10.26 BUSINESS WIRE

Doug Bergeron Files Preliminary Proxy Statement for Ethan Allen's 2026 Annual Meeting
9.4.26 BUSINESS WIRE

Doug Bergeron Comments on Latest Self-Serving Tactics by Ethan Allen Board
8.20.26 BUSINESS WIRE

Doug Bergeron Launches Campaign to Revitalize Growth at Ethan Allen and Nominates Alternative Slate of Director Candidates
8.5.26 BUSINESS WIRE

Important Materials

Investor Presentation
10.13.26

Doug Bergeron Letter to Ethan Allen Shareholders
9.22.26

Media Coverage

Ethan Allen Launches CEO Search Amid Bergeron Fight

9.21.26 THE DEAL

Ethan Allen Activist Investor Plans to Conduct Own CEO Search
9.10.26 BLOOMBERG

Ethan Allen, cricket and melting ice cubes
8.11.26 HOME NEWS NOW

Furniture Firm Ethan Allen Pushed by Activist to Replace Board
8.5.26 BLOOMBERG

Need CEO Search For Ethan Allen: Bergeron
8.5.26 BLOOMBERG

13D Monitor Report on Ethan Allen Interiors, Inc. (ETD)
8.5.26 13D MONITOR

Important Filings

Definitive Proxy Statement
9.18.26

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MEDIA CONTACT

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DGB@gasthalter.com

ETHAN ALLEN
Building for the Next Century

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